Exhibit 10.1

LEAVE & LICENSE AGREEMENT
(Extension of Leave & License Agreement dated June 23, 2015 for 6 months)

THIS AGREEMENT OF LEAVE & LICENSE executed at Navi Mumbai on this 1st day of June, 2020.

BETWEEN

Majesco Limited (CIN: 72300MH2013PLC244874), a company incorporated under the Companies Act, 1956 and having its registered office at MNDC, MBP-P-136, Mahape, Navi Mumbai – 400 710 (hereinafter referred to as the “Licensor” which expression shall, unless the context otherwise requires, mean and include its successors and permitted assigns)

AND

Majesco Software and Solutions India Private Limited, (CIN: U72900MH2014PTC288244) a Company incorporated under the Companies Act, 2013 and having its registered office at MNDC, P-136, Millenium Business Park, Mahape, Navi Mumbai – 400 710 (hereinafter referred to as the “Licensee” which expression shall, unless the context otherwise requires, mean and includes its successors and permitted assigns).

The Licensor and the Licensee are jointly referred to as the “Parties” and severally referred to as “Party”.

WHEREAS:

(i)	The Licensee entered into Leave & License Agreement on June 23, 2015 (“Initial Leave and License Agreement”) with the Licensor for occupying part of the office premises situated at MNDC, MBP-P-136, Mahape, Navi Mumbai – 400 710, more particularly described in Annexure “A” (“Office Premises”) for tenor of sixty months which ended on May 31, 2020 (“Initial Tenor”).
(ii)	Considering current pandemic COVID-19 situation and remote working environment, the Licensee has requested the Licensor for extending Initial Tenor for a period of six months at a monthly rent equal to 85% of the rent set forth in Initial Leave and License Agreement, for occupying Office Premises admeasuring 1,20,497 sq. ft. (carpet area) on Leave and License basis for its use as Office and the Licensor has agreed to extend Initial Tenor, upon the terms and conditions hereinafter set out.
(iii)	The Parties hereto are desirous of recording the terms and conditions as agreed between them in the manner hereinafter mentioned.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AND CONFIRMED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	LEAVE & LICENSE
1.1	The Licensor grants to the Licensee the Office Premises for its use as the office of the Licensee on leave and license basis.

1.2	The Parties confirm that recitals of this Agreement and Initial Leave and License Agreement form part and parcel of operative part of this Agreement and shall be read in consonance accordingly.
2.	TERM
2.1	Initial Tenor shall be extended for a period of six months which will commence from June 1, 2020 (“Commencement Date”) and expire on November 30, 2020 (both days inclusive) (“Extended Tenor”).
3.	LEAVE & LICENSE FEES
3.1	The Licensee shall pay to the Licensor as and by way of consideration for the Leave and License granted by the Licensor in favour of the Licensee, an all-inclusive monthly Leave & License Fees for the use and occupation of the Office Premises and 80 covered car parking spaces, a sum of Rs. 70,67,150/- (Rupees Seventy Lakhs Sixty Seven Thousand One Hundred Fifty Only) per month at the reduced rate of Rs. 58.65 per sq. ft., for Extended Tenor, subject to deduction of tax at source as per the provisions of Income Tax Act, 1961. The said Leave & License Fees shall be exclusive of GST and any other taxes which may be applicable from time to time, as mentioned in Initial Leave and License Agreement.
4.	INTEREST-FREE SECURITY DEPOSIT
4.1	The amount of interest-free refundable security deposit, as per Initial Leave and License Agreement, shall be kept deposited with the Licensor during Extended Tenor.
5.	REPRESENTATION & WARRANTIES
5.1	Each party represents and warrants to the other that all approvals, consents and permission as are required for entering into this Agreement have been obtained and that the person who has signed this on its behalf has been duly authorised and empowered to do so.
6.	Rest of the terms and conditions of Initial Leave and License Agreement shall remain unchanged and shall be effective and binding upon the Parties.
7.	The Parties shall lodge and register this agreement with the office of Sub-registrar, Thane. The Stamp Duty, Registration charges and Advocates’ fees in this regard shall be borne by the Parties equally.

ANNEXURE “A”

(Description of the Office Premises)

All that constructed area admeasuring 1,20,497 sq. ft. located at MBP-P-136, P-136/1, Mahape, Navi Mumbai – 400 710 and bounded as follows, that is so say —

On or towards the North by	-	Canteen Building
On or towards the South by	-	Existing Road and MIDC and
On or towards the East by	-	Adjoining Building No. A-7 of Mastek
On or towards the West by	-	Road and adjoining Building of Rupa Solitaire

IN WITNESS WHEREOF the Parties hereto have executed this agreement as of day and year first hereinabove written.

SIGNED AND DELIVERED by the Within-named Licensor: Majesco Limited	SIGNED AND DELIVERED by the Within-named Licensor: Majesco Software and Solutions India Pvt. Limited
/s/ Kunal Karan	/s/ Farid Kazani
Kunal Karan	Farid Kazani
Chief Financial Officer	Director

In the presence of

/s/ Varika Rastogi	/s/ Neha Sangam
Name: Varika Rastogi	Name: Neha Sangam
Address: Flat No. B-4/302, Millennium Towers, Sector – 9, Sanpada Navi Mumbai -- 400710	Address: A/304, Phase – II, Brightland Yashasvi Nagar, Balkum, Thane (W) - 400608